UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934
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Compellent Technologies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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SUPPLEMENT NO. 1 TO PROXY STATEMENT

COMPELLENT TECHNOLOGIES, INC.
7625 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 294-3300

Dear Stockholder:

On or about January 18, 2011, we mailed to you a proxy statement relating to a special meeting of stockholders, or the Special Meeting, of Compellent Technologies, Inc., or Compellent, originally scheduled to be held on February 15, 2011 to consider, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of December 12, 2010, among Dell International L.L.C., Dell Trinity Holdings Corp. and Compellent, or the Original Merger Agreement, under which Dell Trinity Holdings Corp. will merge with and into Compellent, which will survive the merger, or the Merger, and become a wholly-owned subsidiary of Dell International L.L.C.

The purpose of this supplement to the proxy statement is:

•	to advise you that we amended the Original Merger Agreement, among other things, to eliminate the requirement that Compellent maintain a stockholder rights plan, to revise the non-solicitation provisions to make them less restrictive, to revise the definition of “triggering event” and to reduce the amount of the termination fee payable by Compellent upon termination of the Original Merger Agreement in certain circumstances, or Amendment No. 1 (the Original Merger Agreement, as amended by Amendment No. 1, is referred to herein as the Merger Agreement);

•	to advise you that we have postponed the date of the Special Meeting. The Special Meeting will now be held at Compellent’s offices at 7625 Smetana Lane, Eden Prairie, Minnesota 55344, at 10:00 a.m., local time, on February 22, 2011. The record date for the Special Meeting has not changed; it remains January 4, 2011. This means that only stockholders of record at the close of business on January 4, 2011, or the record date, are entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting;

•	to provide additional disclosures regarding the background of the transaction, as set forth under the Supplement to Background of the Merger section of this supplement to the proxy statement; and

•	to provide additional disclosures regarding services that Compellent’s advisors have performed for Compellent and Dell Inc., as set forth under the Supplement to Opinions of Compellent’s Advisors section of this supplement to the proxy statement.

If the Merger is completed, you will be entitled to receive $27.75 in cash, without interest and less any applicable withholding taxes, for each share of Compellent common stock that you own, and you will have no ongoing ownership interest in the continuing business of Compellent. We cannot complete the Merger unless all of the conditions to closing are satisfied, including the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Compellent common stock as of the record date.

After consideration, our board of directors approved Amendment No. 1 and unanimously determined that the Merger is advisable and fair to and in the best interests of Compellent and its stockholders and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that our stockholders vote to adopt the Merger Agreement at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADOPTION OF THE MERGER AGREEMENT (AND, IF NECESSARY, TO
ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES
TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT).
YOUR VOTE IS IMPORTANT.

Attached to this letter is a supplement to the proxy statement containing additional information about Compellent and Amendment No. 1. Please read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review carefully the proxy statement dated January 14, 2011, which was previously sent to you on or about January 18, 2011.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the proxy card included with your proxy statement as promptly as possible or appoint a proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone. IF YOU HAVE ALREADY RETURNED YOUR PROXY CARD OR OTHERWISE VOTED VIA INTERNET OR OVER THE TELEPHONE AND DO NOT WISH TO CHANGE YOUR VOTE, THERE IS NOTHING FURTHER THAT YOU NEED TO DO. THE PURPOSE OF THIS SUPPLEMENT TO THE PROXY STATEMENT IS TO ADVISE YOU THAT THE SPECIAL MEETING DATE HAS BEEN POSTPONED TO FEBRUARY 22, 2011 AND, THEREFORE, YOU HAVE ADDITIONAL TIME TO VOTE.

If your shares of Compellent common stock are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Compellent common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of Compellent common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Compellent common stock “FOR” approval of the proposal to adopt the Merger Agreement will have the same effect as voting against the proposal to adopt the Merger Agreement.

If you have any questions or need assistance voting your shares of Compellent common stock, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the adoption of the Merger Agreement.

Sincerely,

Lawrence E. Aszmann
Secretary

February 3, 2011

This supplement to the proxy statement is dated February 3, 2011.

ii

INTRODUCTION	S-1
QUESTIONS AND ANSWERS ABOUT AMENDMENT NO. 1 TO THE MERGER AGREEMENT	S-2
UPDATE TO THE SUMMARY TERM SHEET	S-5
SUPPLEMENT TO THE BACKGROUND OF THE MERGER	S-6
SUPPLEMENT TO OPINIONS OF COMPELLENT’S ADVISORS	S-8
SUPPLEMENT TO REGULATORY MATTERS	S-9
UPDATE TO LITIGATION RELATED TO THE MERGER	S-10
UPDATE TO THE SPECIAL MEETING	S-11
UPDATE TO THE MERGER AGREEMENT	S-12
UPDATE TO THE VOTING AND SUPPORT AGREEMENTS	S-15
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-16
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-17
ANNEX F Amendment No. 1 to Agreement and Plan of Merger, dated as of January 31, 2011, by and among Dell International L.L.C., Dell Trinity Holdings Corp. and Compellent Technologies, Inc.	F-1
ANNEX G Form of Amendment No. 1 to Voting and Support Agreement and Irrevocable Proxy, dated as of January 31, 2011, by and between Dell International L.L.C. and certain of the stockholders of Compellent Technologies, Inc.
G-1

iii

INTRODUCTION

This supplement to the proxy statement dated January 14, 2011 is being sent to you because we have amended our Agreement and Plan of Merger with Dell International L.L.C., or Parent, and Dell Trinity Holdings Corp., or Merger Sub, and our stockholders are being asked to adopt the Merger Agreement, as amended, on February 22, 2011. On January 31, 2011, a memorandum of understanding was reached relating to the settlement of several putative class action lawsuits that had been filed and subsequently consolidated in the Delaware Court of Chancery and the State of Minnesota District Court, Fourth Judicial District in the County of Hennepin, against our board of directors, Dell Inc., Parent and Merger Sub. In connection with the memorandum of understanding, on January 31, 2011, Compellent, Parent and Merger Sub entered into an amendment to the Merger Agreement. This supplement to the proxy statement provides information on the amended terms and conditions of the proposed merger with and into Merger Sub and updates the proxy statement dated January 14, 2011, previously mailed to you on or about January 18, 2011, which we refer to in this supplement to the proxy statement as the “proxy statement.” The information provided in the proxy statement continues to apply, except as described in this supplement to the proxy statement. To the extent information in this supplement to the proxy statement differs from, updates or conflicts with information contained in the proxy statement, the information in this supplement to the proxy statement is the more current information. If you need another copy of the proxy statement or this supplement to the proxy statement you may obtain it free of charge from us by directing such request to Compellent Technologies, Inc., Investor Relations, 7625 Smetana Lane, Eden Prairie, MN 55344-3712, telephone: (952) 294-3300. The proxy statement and this supplement to the proxy statement also may be found on the Internet at the SEC’s website at www.sec.gov or at Compellent’s website at www.compellent.com/investors. See “Where You Can Find Additional Information,” beginning on page S-17 of this supplement to the proxy statement.

In this supplement to the proxy statement,

•	the terms the “we,” “us,” “our” and “Compellent” refer to Compellent Technologies, Inc.;

•	we refer to the Agreement and Plan of Merger, dated December 12, 2010, among Parent and Merger Sub and Compellent as the “Original Merger Agreement,” and as amended by Amendment No. 1 (as defined below), as the “Merger Agreement” and the transaction contemplated thereby as the “Merger”; and

•	the term “Amendment No. 1” refers to the amendment to the Original Merger Agreement executed by Parent, Merger Sub and Compellent on January 31, 2011. Amendment No. 1 is attached as Annex F to this supplement.

QUESTIONS AND ANSWERS ABOUT AMENDMENT NO. 1 TO THE MERGER AGREEMENT

The following questions and answers address briefly some questions you may have regarding the Merger and Amendment No. 1 to the Merger Agreement. These questions and answers may not address all of the questions that may be important to you as a stockholder of Compellent and you should read them in conjunction with the questions and answers provided in the proxy statement. We urge you to read, carefully, this entire supplement to the proxy statement, including the annexes, the proxy statement, and the other documents referred to or incorporated by reference in this supplement to the proxy statement or in the proxy statement.

Q:	Why are you filing this supplement to the proxy statement?

A:	We are filing this supplement to the proxy statement because on January 31, 2011, Parent, Merger Sub and Compellent entered into an amendment to the Original Merger Agreement, or Amendment No. 1. This supplement to the proxy statement provides information on the amended transaction and updates the proxy statement dated January 14, 2011. On January 31, 2011, a memorandum of understanding was reached relating to the settlement of several putative class action lawsuits that had been filed and subsequently consolidated in the Delaware Court of Chancery and the State of Minnesota District Court, Fourth Judicial District in the County of Hennepin, against our board of directors, Dell Inc., Parent and Merger Sub. In connection with the memorandum of understanding, on January 31, 2011, Compellent, Parent and Merger Sub entered into Amendment No. 1.

Q:	What is the effect of Amendment No. 1?

A:	Amendment No. 1 has the effect of:

• eliminating the requirement that Compellent maintain a stockholder rights plan and requiring Compellent to redeem all outstanding rights issued under its stockholder rights plan adopted in connection with the Original Merger Agreement;

• eliminating the requirement that Compellent enter into a standstill agreement with any future bidders and modifying certain other notice and information requirements with respect to any future bids;

• revising the definition of “triggering event,” which relates, among other things, to whether a termination fee is payable by Compellent in the event of a termination of the Merger Agreement; and

• decreasing the termination fee payable by Compellent in the event of a termination of the Merger Agreement under certain circumstances from $37,000,000 to $31,100,000.

The specific terms of the Merger Agreement that were amended by Amendment No. 1 are described beginning on page S-12 of this supplement to the proxy statement under the heading “Update to the Merger Agreement.” The full text of Amendment No. 1 is attached to this supplement to the proxy statement as Annex F. You are urged to read the Merger Agreement, as amended by Amendment No. 1, in its entirety.

Q:	When do you expect to complete the Merger?

A:	We currently expect the Merger to be completed as promptly as practicable after the Special Meeting, subject to the satisfaction or waiver of the other closing conditions to the Merger. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, of the date by which they will be satisfied.

Q:	When and where will the stockholder vote on the Merger be held?

A:	The Special Meeting will be held on February 22, 2011 at 10:00 a.m., local time, and will be held at our offices at 7625 Smetana Lane, Eden Prairie, Minnesota 55344.

Q:	Does our board of directors recommend the adoption of the Merger Agreement as amended by Amendment No. 1?

A:	Yes. Our board of directors reviewed and considered the terms and conditions of the Merger pursuant to the Merger Agreement as amended by Amendment No. 1 and:

• has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of Compellent and our stockholders;

• has unanimously approved and adopted the Merger Agreement and unanimously approved the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the requirements of the General Corporation Law of the State of Delaware, or the DGCL; and

• unanimously recommends that our stockholders vote to adopt the Merger Agreement.

Q:	Who is entitled to attend and vote at the Special Meeting?

A:	Although the date of the Special Meeting has changed, the record date for determining who is entitled to vote at the Special Meeting has not changed; it remains January 4, 2011. Only holders of shares of Compellent common stock as of the close of business on the record date are entitled to vote at the Special Meeting.

Q:	What do I need to do now?

A:	First, we urge you to carefully read this supplement to the proxy statement, including the annexes, the proxy statement, and the other documents referred to or incorporated by reference in this supplement to the proxy statement or the proxy statement.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone, you will be considered to have voted on the Merger Agreement, as amended, as well, and you do not need to do anything unless you wish to change your vote.

If you already have voted on the Merger using a properly executed proxy card or otherwise voted via Internet or telephone but wish to change your vote, you can do this in one of four ways:

• First, you can send a written, dated notice to our corporate secretary (at the address below) stating that you would like to revoke your proxy.

• Second, you can complete, sign, date and mail a new proxy card.

• Third, you can submit a subsequent proxy over the Internet or by telephone.

• Fourth, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Written notices of revocation and other communications with respect to revocation of any proxies should be addressed to: Corporate Secretary, Compellent Technologies, Inc., 7625 Smetana Lane, Eden Prairie, Minnesota 55344.

If you have instructed a bank, brokerage firm or other nominee to vote your shares, you must follow directions received from your bank, brokerage firm or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to us or by voting in person at the Special Meeting, unless you obtain a legal proxy card from your bank, brokerage firm or other nominee.

If you have not voted already, and if you are a registered holder, please vote by telephone or over the Internet by following the instructions on the card included with the proxy statement, or complete, sign, date and return the proxy card included with your proxy statement. If your shares are held in “street name” by your bank, brokerage firm or other nominee, please refer to your voting card or other information forwarded by your bank, brokerage firm or other nominee to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the card or other information provided by your bank, brokerage firm or other nominee. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote for adoption of the Merger Agreement, as amended.

Q:	Will I receive a new proxy card?

A:	The proxy card that you received along with your proxy statement remains valid; we are not mailing new proxy cards in connection with this supplement to the proxy statement. If you need a replacement proxy card for any reason, please contact Compellent Technologies, Inc., Investor Relations, 7625 Smetana Lane, Eden Prairie,

Minnesota 55344, Telephone: (952) 294-3300 or, if your shares are held in “street name,” contact your bank, brokerage firm or other nominee.

Q:	Who can help answer further questions?

A:	If you would like additional copies, without charge, of the proxy statement or a copy of this supplement to the proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, MacKenzie Partners, Inc., as follows:

Compellent Technologies, Inc.	MacKenzie Partners, Inc.
Investor Relations	105 Madison Avenue
7625 Smetana Lane	New York, New York 10016
Eden Prairie, Minnesota 55344	Telephone: (800) 322-2885
Telephone: (952) 294-3300

If your bank, brokerage firm or other nominee holds your shares in “street name,” you also should call your bank, brokerage firm or other nominee for additional information.

UPDATE TO THE SUMMARY TERM SHEET

The following information updates or supplements the information in the specified paragraphs of in the section of the proxy statement titled “Summary Term Sheet” commencing on page 1 of the proxy statement. The page references below are to pages in the original proxy statement.

The Merger and the Merger Agreement.

The following replaces the paragraph titled “Adoption of Stockholder Rights Plan”

Adoption of Stockholder Rights Plan.  Pursuant to the Original Merger Agreement, we adopted a stockholder rights plan on December 15, 2010. In connection with Amendment No. 1, we agreed to promptly redeem all rights issued under the stockholder rights plan.

The following replaces the second bullet point of the paragraph titled “Restrictions on Solicitations and Board Recommendation”

•	furnish or otherwise provide access to any non-public information regarding Compellent (or any subsidiary of Compellent) to any person in connection with or in response to an alternative acquisition proposal or acquisition inquiry; or

The following replaces the paragraph titled “Termination Fees”

Termination Fees (see page 74).  If the Merger Agreement is terminated under certain circumstances involving competing transactions, a change in our board of directors’ recommendation that our stockholders vote to adopt the Merger Agreement or certain other “triggering events,” we may be required to pay to Parent a termination fee of $31,100,000 and/or up to an additional $960,000 to reimburse Parent’s expenses. In addition, in connection with a termination of the Merger Agreement under certain circumstances involving a change in our board of directors’ recommendation that our stockholders vote to adopt the Merger Agreement due to a change in circumstances unrelated to an alternative acquisition proposal, we may be required to pay Parent a termination fee of $47,000,000 and up to an additional $960,000 to reimburse Parent’s expenses.

The Voting and Support Agreements.

The following information is inserted below the last paragraph of the discussion of the Voting and Support Agreements in the section of the proxy statement titled “Summary Term Sheet.”

On January 31, 2011, the parties to the voting and support agreements amended the voting and support agreements to clarify that the obligations of the stockholder parties thereto with respect to the Original Merger Agreement apply to the Merger Agreement as it has been or may be amended from time to time, including pursuant to Amendment No. 1. The form of amendment to the voting and support agreements is attached as Annex G to this supplement to the proxy statement.

Other Important Considerations.

The following replaces the paragraph entitled “Stockholder Litigation” in the section of the proxy statement titled “Summary Term Sheet.”

Between December 15, 2010 and December 22, 2010, several putative class action lawsuits were filed against the members of our board of directors, Parent and Merger Sub arising out of the Merger, referred to collectively as the Lawsuits. The Lawsuits alleged that the members of our board of directors breached their fiduciary duties of care, loyalty, good faith, candor and independence to our stockholders by entering into the Merger Agreement because they, among other things (i) failed to maximize stockholder value; (ii) prematurely announced their decision to sell Compellent to Parent to depress the stock price; (iii) failed to exercise valid business judgment in connection with the Merger Agreement; (iv) acted to better their own interests at the expense of Compellent’s public stockholders; and (v) agreed to preclusive deal protection terms. Plaintiffs sought to stop or delay the acquisition of Compellent by Merger Sub and Parent or rescission of the Merger in the event it was consummated and sought monetary damages in an unspecified amount. On January 31, 2011, the parties to the Lawsuits reached an agreement in principle to settle and entered into a memorandum of understanding. The proposed settlement, which is subject to court approval following notice to the class and a hearing, disposes of all causes of action asserted in the Lawsuits. There can be no assurance that the court will approve the final settlement between the parties.

SUPPLEMENT TO THE BACKGROUND OF THE MERGER

The following information supplements the discussion in the section of the proxy statement titled “The Merger — Background of the Merger” commencing on page 15 of the proxy statement.

Background of the Merger

New disclosure preceding disclosure dated August 30, 2010

Earlier in 2010, Compellent requested that Morgan Stanley and Blackstone mention Compellent in discussions with larger companies in the data storage business or other appropriate technology companies for the purpose of expanding market awareness of Compellent and its product offerings in the course of Morgan Stanley’s and Blackstone’s regular practice of meeting with key players in the technology industry on a periodic basis. Other than Dell, none of the companies that were contacted by either Morgan Stanley or Blackstone subsequently indicated any interest in a strategic transaction with Compellent.

Revised disclosure replacing second disclosure dated September 24, 2010

On September 24, 2010, Compellent’s board of directors held a special meeting with representatives from Cooley, Morgan Stanley and Blackstone and members of management present. At the meeting, the board of directors discussed the proposal from Dell and determined that it needed additional time to consider the proposal and to assess whether there were other potential parties interested in acquiring Compellent. A representative from Cooley apprised the board of directors of their fiduciary duties in the context of a potential acquisition. The board of directors determined that it would be appropriate for Compellent’s financial advisors to reach out to a number of other strategic parties who the financial advisors and management believed would be the most likely to have an interest in acquiring Compellent due to the potential acquirers’ product needs or potential synergies to determine whether any of these parties wanted to engage in acquisition discussions before responding to the Dell proposal. None of the contacted parties expressed any interest in pursuing strategic discussions (or any discussions) with Compellent, each expressing different reasons, including, without limitation, recent acquisitions, internal development strategies, existing product offerings in data storage and the difficult timing of a potential transaction with Compellent given other strategic opportunities being pursued by that party.

Revised disclosure replacing disclosure dated October 21, 2010

On October 21, 2010, a representative of Blackstone encountered Mr. Kleiman at a group dinner for corporate development executives and inquired whether there was still any interest on the part of Dell to continue discussions with Compellent. The Blackstone representative and Mr. Kleiman had both planned to attend the dinner, for reasons unrelated to the potential strategic combination between Dell and Compellent. Prior to the dinner, the Blackstone representative informed Mr. Soran of the fact that both he and Mr. Kleiman were scheduled to attend the dinner and asked Mr. Soran whether he should raise the topic of the potential strategic combination with Mr. Kleiman at the dinner. Mr. Soran indicated to the Blackstone representative that he should raise the topic with Mr. Kleiman. Mr. Kleiman also independently contacted the Blackstone representative prior to the dinner and suggested that they meet prior to or after the dinner. They agreed to meet, although prior to meeting, they did not discuss what topics they would cover at their meeting.

New disclosure preceding disclosure dated December 7, 2010

In August Compellent committed to attend an annual analyst conference being sponsored by Barclays and scheduled for December 8-9, 2010. Compellent subsequently commenced in-depth discussions with Dell. As the date of the conference approached, Compellent, after consulting with counsel, determined that it would not be advisable to attend the conference given the status of discussions with Dell and the feasibility of management answering questions accurately without inappropriately disclosing material non-public information about the potential transaction or fueling further market speculation.

Revised disclosure replacing second disclosure dated December 8, 2010

On the afternoon of December 8, 2010, Mr. Soran called a special meeting of the board of directors to discuss the press release contemplated by Dell. Representatives from Cooley, Morgan Stanley and Blackstone and members of management were present. The advisors discussed with the board of directors their views of the risks relating to the proposed press release. During these discussions, the board of directors understood that if Compellent did not agree to issue a joint release, Dell would issue the press release alone. Dell stated that Compellent’s withdrawal from the Barclays conference had increased the rumors and speculation of an acquisition of the Company by Dell, and if Compellent felt that it did not believe it should be speaking publicly about its business, in the absence of public disclosure regarding a potential merger, then Dell should not be put in the position of having to speak to the public without disclosure of the status of discussions with Compellent. In addition, Dell expressed to Compellent’s financial advisors Dell’s belief that, because the trading price had run up based on speculation that Compellent may be acquired and recent analyst reports on the stand-alone value of Compellent in 2011 with target values as high as $40 per share, the lack of accurate information in the market place would likely work to the detriment of many of the concerned parties, including Compellent’s stockholders. The Compellent board of directors also weighed the risk of pre-announcing a deal with Dell before the parties had agreed to all material terms relative to the transaction and the risk of Dell potentially walking away from the potential merger with Compellent, as a result of the run up in the trading price of Compellent’s common stock. The board of directors instructed Mr. Soran, and representatives of the financial and legal advisors, to try to make progress on the terms and conditions of the proposed merger agreement that would create a reasonable amount of certainty for Compellent that the deal would close before the board of directors made a decision on the response to Dell’s request.

SUPPLEMENT TO OPINIONS OF COMPELLENT’S ADVISORS

The following information supplements the discussion in the section of the proxy statement titled “The Merger — Opinions of Compellent’s Advisors” commencing on page 26 of the proxy statement.

Opinion of Morgan Stanley

The following two paragraphs are added at the end of the section of the proxy statement titled “Opinion of Morgan Stanley — General”

With respect to services that Morgan Stanley had performed for Dell since January 1, 2008, such services consisted of strategic advice that Morgan Stanley provided to Dell with respect to certain actual and/or potential mergers or acquisitions and financing and financing services that Morgan Stanley provided to Dell. Morgan Stanley’s aggregate fees received from Dell during this period were approximately $12.6 million.

With respect to services that Morgan Stanley had performed for Compellent since January 1, 2008, such services included (among others) assistance with a secondary public stock offering in 2009 (Morgan Stanley had also been the lead banker for Compellent’s initial public offering in 2007). Morgan Stanley received aggregate fees from Compellent in those two preceding years approaching (but less than) $2.0 million.

Opinion of Blackstone

The following paragraph is added at the end of the section of the proxy statement titled “Opinion of
Blackstone — Miscellaneous”

During the two years prior to being retained for the Merger, neither Compellent nor Dell retained Blackstone for any services or paid any compensation to Blackstone. Notwithstanding the foregoing, representatives of Blackstone, during those two years, in the ordinary course of their business, regularly met with or contacted representatives of Dell, Compellent and other companies in the storage technology industry and related industries to discuss, among other things, market conditions, potential strategic transactions, takeover preparedness and related strategies, and other matters relating to the companies’ products, market positioning, and prospects.

SUPPLEMENT TO REGULATORY MATTERS

The following replaces the third paragraph in the section of the proxy statement titled “The Merger — Regulatory Matters” commencing on page 54 of the proxy statement.

Under the merger control rules of jurisdictions outside the United States where we or Parent and our respective subsidiaries conduct business, filings may be required and it may be necessary to obtain authorizations, consents, orders or approvals of, declarations, or expirations of waiting periods before consummating the Merger. Parent has determined that filings are necessary under the merger control rules of Austria and Ukraine. Parent, in conjunction with Compellent, filed in both jurisdictions on December 17, 2010. The waiting period expired in Austria at 11:59 p.m., local time, on January 14, 2011. Clearance was granted in Ukraine on January 17, 2011.

UPDATE TO LITIGATION RELATED TO THE MERGER

The following information replaces the discussion in the section of the proxy statement titled “Litigation Related to the Merger” commencing on page 55 of the proxy statement.

Between December 15, 2010 and December 22, 2010, several putative class action lawsuits, or the Lawsuits, were filed against the members of our board of directors, Parent and Merger Sub arising out of the Merger. Two lawsuits were filed in the State of Minnesota District Court, Fourth Judicial District in the County of Hennepin, entitled Robert P. Jones v. Black et al and Ernesto Espinoza v. Compellent Technologies, Inc., et al. The Minnesota lawsuits were stayed on January 20, 2011. The Minnesota lawsuits were consolidated by order of the court on January 25, 2011, and the plaintiffs in the Minnesota lawsuits successfully sought to intervene as additional plaintiffs in the Delaware lawsuits, described below, on January 28, 2011.

Six lawsuits were filed in the Court of Chancery of the State of Delaware, entitled Genesee County Employees’ Retirement System v. Soran et al., The Booth Family Trust v. Compellent Technologies, Inc., et al., Tom Dehorn v. Philip E. Soran, et al., City of Orlando Police Pension Fund v. Philip E. Soran, et al., Shahan Avakian v. Philip Soran, et al. and Jason Sumner v. Philip E. Soran, et. al. The Delaware lawsuits were consolidated by order of the court on January 10, 2010. The Lawsuits alleged that the members of our board of directors breached their fiduciary duties of care, loyalty, good faith, candor and independence to our stockholders by entering into the Merger Agreement because they, among other things (i) failed to maximize stockholder value; (ii) prematurely announced their decision to sell Compellent to Parent to depress the stock price; (iii) failed to exercise valid business judgment in connection with the Merger Agreement; (iv) acted to better their own interests at the expense of Compellent’s public stockholders; and (v) agreed to preclusive deal protection terms. The Lawsuits alleged that Parent and Merger Sub aided and abetted our board of directors in breaching their fiduciary duties. Plaintiffs sought to enjoin the acquisition of Compellent by Merger Sub and Parent or to rescind the Merger in the event it was consummated and sought monetary damages in an unspecified amount.

On January 17, 2011, plaintiffs filed a consolidated amended class action complaint in Delaware Chancery Court, which all plaintiffs then designated as the operative complaint, and which adds allegations of omissions in the Schedule 14A Preliminary Proxy Statement filed by Compellent on December 30, 2010. On January 31, 2011, the parties to the Lawsuits (including intervenors, the parties to the Minnesota actions that have been stayed) reached an agreement in principle to settle and entered into a memorandum of understanding. The proposed settlement, which is subject to court approval following notice to the class and a hearing, disposes of all causes of action asserted in the Lawsuits on behalf of all class members. There can be no assurance that the court will approve the final settlement between the parties.

UPDATE TO THE SPECIAL MEETING

The following paragraphs replace the corresponding paragraphs of the section of the proxy statement titled “The Special Meeting” commencing on page 56 of the proxy statement.

Date, Time and Place

The Special Meeting will be held at our offices at 7625 Smetana Lane, Eden Prairie, Minnesota 55344 at 10:00 a.m., local time, on February 22, 2011.

General Information for All Shares Voted over the Internet or by Telephone

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 21, 2011. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

UPDATE TO THE MERGER AGREEMENT

The following replace the corresponding paragraphs of the section of the proxy statement titled “The Merger Agreement commencing on page 59 of the proxy statement.”

Stockholder Rights Plan

The paragraph regarding the stockholder rights plan is removed in its entirety.

Limitation on Soliciting, Discussing or Negotiation Other Acquisition Proposals

This section is replaced in its entirety by the following:

We have agreed not to and to ensure that our subsidiaries do not, and not to permit any person that is a Compellent (or a Compellent subsidiary) representative to, directly or indirectly:

•	solicit, initiate or knowingly encourage, assist, induce or facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction, or approving any person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL) or take any other action that could reasonably be expected to lead to an acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any non-public information regarding Compellent (or any subsidiary) to any person in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any acquisition proposal or acquisition inquiry; or

•	resolve or publicly propose to take any of the actions referred to above.

Notwithstanding the foregoing, prior to the adoption of the Merger Agreement by the required stockholder approval, we may furnish non-public information regarding Compellent (and our Compellent subsidiaries) to, and may enter into discussions or negotiations with, any person in response to an unsolicited, bona fide, written alternative acquisition proposal that is submitted to us by such person (and not withdrawn) if:

•	neither Compellent (or any Compellent subsidiary) nor any representative of Compellent’s (or our Compellent subsidiaries’) shall have breached or taken any action inconsistent with any of these no-solicitation provisions or with the stockholder meeting provisions in the Merger Agreement (as described above below under “The Merger Agreement — Proxy Statement; Stockholders Meeting”), or in the confidentiality agreement between Dell and Compellent;

•	our board of directors determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and our outside legal counsel, that such alternative acquisition proposal constitutes, or could (after review by such person of confidential information and after negotiations between such person and Compellent) reasonably be expected to lead to, a superior offer;

•	our board of directors determines in good faith, after having consulted with our outside legal counsel, that the failure to take such action would constitute a breach by our board of directors of its fiduciary obligations to our stockholders under applicable Delaware law;

•	prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, we:

•	give Parent written notice of the identity of such person and of our intention to furnish non-public information to, or enter into discussions or negotiations with, such person,

•	receive from such person, and deliver to Parent a copy of, an executed confidentiality agreement containing (i) customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of us (and our subsidiaries), (ii) a provision (that we determine in good faith to be customary in scope) prohibiting the solicitation by such person and its affiliates and their respective representatives of employees of Compellent (or any Compellent subsidiary) for a period of 275 days, subject to customary exceptions, and (iii) other provisions no less favorable to us than the provisions of the confidentiality agreement between Dell and Compellent as in effect immediately prior to the execution of the Original Merger Agreement; and

•	prior to furnishing any material non-public information to such person, we furnish such non-public information to Parent (to the extent such non-public information has not been previously furnished by us to Parent).

If Compellent (or any Compellent subsidiary) or any representative of Compellent (or any Compellent subsidiary) receives an alternative acquisition proposal or acquisition inquiry, then we shall promptly (and in no event later than 24 hours after receipt of such alternative acquisition proposal or acquisition inquiry):

•	advise Parent in writing of such alternative acquisition proposal or acquisition inquiry (including the identity of the person making or submitting such acquisition proposal or acquisition inquiry and the material terms and conditions thereof); and

•	provide Parent with copies of all documents and written communications (and written summaries of all material oral communications) received or transmitted by Compellent (or any Compellent subsidiary) or any representative of Compellent (or any Compellent subsidiary) relating directly or indirectly to such alternative acquisition proposal or acquisition inquiry.

We shall keep Parent reasonably informed with respect to the status of any such acquisition proposal or acquisition inquiry and any modification or proposed modification thereto.

Compellent has agreed that it will not, and shall ensure that each of its subsidiaries will not, release or permit the release of any person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which Compellent or any of its subsidiaries is or becomes a party or under which any of Compellent or any of its subsidiaries has or acquires any rights, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent. However, Compellent may release a person from, or amend or waive any provision of, any such “standstill” agreement or provision if neither Compellent (or any subsidiary of Compellent) nor any representative of Compellent (or any subsidiary of Compellent) shall have breached or taken any action inconsistent with any of the no-solicitation or stockholder meeting provisions in the Merger Agreement or any of the provisions in the confidentiality agreement with Dell, our board of directors determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and our outside legal counsel, that the failure to release such person from such agreement or provision, the failure to amend such agreement or the failure to waive such provision would constitute a breach by our board of directors of its fiduciary obligations to our stockholders under applicable Delaware law, and Compellent provides Parent with written notice of Compellent’s intent to take such action at least two business days before taking such action.

Compellent has agreed that (i) any action inconsistent with the provisions of the Merger Agreement summarized in this section titled “The Merger Agreement — Limitations on Soliciting, Discussing or Negotiating Other Acquisition Proposals,” or the section titled “Proxy Statement; Stockholders Meeting” that is taken by any officer, director or financial advisor of or to Compellent (or any subsidiary of Compellent), whether or not such officer, director or financial advisor is purporting to act on behalf of Compellent (or any subsidiary of Compellent); and (ii) any action inconsistent in any material respect with the provisions of the Merger Agreement summarized in this section titled “The Merger Agreement — Limitations on Soliciting, Discussing or Negotiating Other Acquisition Proposals,” or the section titled “Proxy Statement; Stockholders Meeting” that is taken by any other representative of Compellent (or any subsidiary of Compellent), whether or not such representative is purporting to act on behalf of Compellent (or any subsidiary of Compellent), shall be deemed to constitute a breach of such provision by Compellent.

Termination

The following replaces the second to last paragraph of the section of the proxy statement titled “The Merger Agreement — Termination.”

For the purposes of the Merger Agreement, a “triggering event” shall be deemed to have occurred if: (i) our board of directors or any committee thereof shall have made a Recommendation Change (See “The Merger Agreement — Board Recommendation Change”); (ii) our board of directors or any committee thereof, or Compellent (including our subsidiaries) or any of Compellent’s representatives (or representatives of our subsidiaries), shall have taken, authorized or publicly proposed any of the Restricted Actions (See “Merger Agreement — Board Recommendation”); (iii) we shall have failed to include the Board Recommendation in the proxy statement; (iv) a tender or exchange offer relating to shares of Compellent common stock shall have been commenced and we shall not have sent to our securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that we recommend rejection of such tender or exchange offer; (v) an acquisition proposal shall have been publicly announced, and we shall have failed to issue a press release that reaffirms unanimously the Board Recommendation within five business days after such acquisition proposal is publicly announced; (vi) Compellent (or any of our subsidiaries) or any of Compellent’s (or our subsidiaries’) representatives shall have breached in any material respect, or taken any action inconsistent in any material respect with, any of the provisions described under “The Merger Agreement — Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals”); or (vii) we release any person from, or amend or waive any provision of, any “standstill” agreement or provision or deliver a written notice to Parent of our intention to take such action.

Expenses; Termination Fee

The following replace the second and third bullet points of the section of the proxy statement titled “The Merger Agreement — Expenses; Termination Fee.”

•	by Parent or us pursuant to an End Date Termination or a No Vote Termination (as described under “The Merger Agreement — Termination”), at or prior to the time of the termination of the Merger Agreement an alternative acquisition proposal shall have been disclosed, announced, commenced, submitted or made, and on or prior to the date 275 days after the date of such termination, either an acquisition transaction is consummated or a definitive agreement relating to an acquisition transaction is entered into, then we shall pay to Parent (in addition to the Expense Payment described in the immediately preceding bullet point) a non-refundable fee in the amount of $31,100,000 in cash, on or prior to the earlier of the date of consummation of such acquisition transaction or the date of execution of such definitive agreement. For purposes of this provision, all references to “15%” in the definition of “acquisition transaction” in the Merger Agreement shall be deemed to refer instead to “50%.”

•	by Parent pursuant to a Triggering Event Termination (as described under “The Merger Agreement — Termination”), or if the Merger Agreement is terminated by Parent or us pursuant to any other termination provision at any time after the occurrence of a triggering event, then (unless we are required to pay to Parent the fee referred to in the immediately following bullet point) we shall pay to Parent a non-refundable fee in the amount of $31,100,000 in cash and shall make the Expense Payment to Parent.

UPDATE TO THE VOTING AND SUPPORT AGREEMENTS

The following information is added below the last paragraph of the section of the proxy statement titled “The Voting and Support Agreements” commencing on page 76 of the proxy statement.

On January 31, 2011, the parties to the voting and support agreements amended the voting and support agreements to clarify that the obligations of the stockholder parties thereto with respect to the Original Merger Agreement apply to the Merger Agreement as it has been or may be amended from time to time, including pursuant to Amendment No. 1.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement to the proxy statement, and the documents to which we refer you in this supplement to the proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this supplement to the proxy statement, including, without limitation, under the headings “Questions and Answers About Amendment No. 1 to the Merger Agreement,” “Update to Summary Term Sheet,” “Update to The Special Meeting,” and in statements containing words such as “anticipates,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “likely,” “may,” “predict,” “potential,” “projects,” “should,” “will,” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the payment of any termination fee;

•	the outcome of any legal proceedings that may be instituted against us, Parent or others related to the Merger Agreement;

•	failure to obtain the required stockholder approval, to satisfy other conditions to the completion of the Merger, or to obtain the regulatory approvals required for the Merger on the terms expected or on the anticipated schedule;

• the amount of the costs, fees, expenses and charges related to the Merger; and

•	our and Parent’s ability to meet expectations regarding the timing and completion of the Merger.

In addition, we are subject to risks and uncertainties and other factors detailed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our most recent quarterly report on Form 10-Q and in subsequent filings with the SEC, which should be read in conjunction with this supplement to the proxy statement. See “Other Matters — Where You Can Find More Information” on page S-17. Many of the factors that will impact the completion of the proposed Merger are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained in this supplement to the proxy statement and the documents to which we refer you in this supplement to the proxy statement, readers should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this supplement to the proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made in this supplement to the proxy statement remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements, except as required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

* * *

THIS SUPPLEMENT TO THE PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS SUPPLEMENT TO THE PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS SUPPLEMENT TO THE PROXY STATEMENT. THIS SUPPLEMENT TO THE PROXY STATEMENT IS DATED FEBRUARY 3, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS SUPPLEMENT TO THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE FILING OF THIS SUPPLEMENT TO THE PROXY STATEMENT WITH THE SEC NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

ANNEX F

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 1”), dated as of January 31, 2011, by and among Dell International L.L.C., a Delaware limited liability company (“Parent”), Dell Trinity Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Compellent Technologies, Inc., a Delaware corporation (the “Company”), amends the Agreement and Plan of Merger, dated as of December 12, 2010, by and among Parent, Merger Sub and the Company (the “Merger Agreement”).

RECITALS

A. Whereas, the Company and Parent are defendants in In re Compellent Technologies, Inc. Shareholder Litig., C.A. No. 6084 (Del. Ch.), Espinoza v. Compellent Technologies, Inc. et al., Case No. 27-cv-10-28858 (Minn. 4th Judicial District) and Jones v. Black, et al., Case No. 27-cv-10-28404 (Minn. 4th Judicial District) (collectively, the “Compellent Litigation”).

B. Whereas, in connection with the settlement of the Compellent Litigation, Parent, the Company and various other parties have entered into that certain Memorandum of Understanding, dated as of January 31, 2011 (the “Settlement MOU”).

C. Whereas, the Settlement MOU provides, among other things, that the parties hereto will amend the Merger Agreement as provided for in this Amendment No. 1.

D. Whereas, Section 9.1 of the Merger Agreement provides that the Merger Agreement may be amended with the approval of the respective boards of directors of the Company and Merger Sub and that such amendment be by an instrument in writing signed on behalf of each of the parties hereto.

E. Whereas, the respective boards of directors of the Company and Merger Sub have approved this Amendment No. 1.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company agree as follows:

1. Section 4.2(e) of the Merger Agreement is hereby deleted in its entirety. Promptly after the date of this Amendment No. 1, the Company shall redeem all rights issued under the stockholder rights plan referred to in former Section 4.2(e) of the Merger Agreement (the “Rights Redemption”). The Rights Redemption shall not, in and of itself, give Parent any right to terminate the Merger Agreement or receive a termination fee under the Merger Agreement.

2. Section 4.3 of the Merger Agreement is hereby amended and restated in its entirety to read as set forth on ANNEX I-A hereto. For the avoidance of doubt, the changes to Section 4.3 of the Merger Agreement are reflected in ANNEX I-B hereto.

3. Sections 8.3(c) and 8.3(d) of the Merger Agreement are hereby amended by replacing the references to “$37,000,000” therein with “$31,100,000”.

4. The definition of “Triggering Event”, as set forth in Exhibit A to the Merger Agreement, is hereby amended and restated in its entirety to read as set forth on ANNEX II-A hereto. For the avoidance of doubt, the changes to the definition of “Triggering Event”, as set forth in Exhibit A to the Merger Agreement, are reflected in ANNEX II-B hereto.

5. Pursuant to Section 5.2(e) of the Merger Agreement, Parent hereby consents to the postponement of the Company Stockholder Meeting until 21 days from the date on which disclosure, in a manner consistent with the requirements of the Settlement MOU, of the terms set forth in Paragraph 1 of the Settlement MOU is filed on a Current Report on Form 8-K with the Securities and Exchange Commission. The foregoing consent does not constitute an amendment to Section 5.2(e) of the Merger Agreement, which remains in full force and effect.

6. Unless the context otherwise requires, the term “Agreement” as used in the Merger Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

7. This Amendment No. 1 shall be effective as of the date first written above, as if executed on such date. Except as amended hereby, the Merger Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

8. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment No. 1 (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Amendment No. 1.

9. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

DELL INTERNATIONAL L.L.C.

By:	/s/ Janet B. Wright Name: Janet B. Wright Title: Vice President and Assistant Secretary

DELL TRINITY HOLDINGS CORP.

By:	/s/ Janet B. Wright Name: Janet B. Wright Title: Vice President and Assistant Secretary

COMPELLENT TECHNOLOGIES, INC.

By:	/s/ Philip E. Soran Name: Philip E. Soran Title: President and Chief Executive Officer

ANNEX I-A

4.3 No Solicitation.

(a) The Company shall not and shall ensure that the other Acquired Corporations do not, and the Company shall not permit any Person that is a Representative of any of the Acquired Corporations to, directly or indirectly: (i) solicit, initiate or knowingly encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL) or take any other action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; or (iv) resolve or publicly propose to take any of the actions referred to in clause “(i),” “(ii)” or “(iii)” of this sentence.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), prior to the adoption of this Agreement by the Requisite Stockholder Approval, the Company may furnish non-public information regarding the Acquired Corporations to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3, in Section 5.2 or in the Confidentiality Agreement; (ii) the board of directors of the Company determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Acquisition Proposal constitutes, or could (after review by such Person of confidential information and after negotiations between such Person and the Company) reasonably be expected to lead to, a Superior Offer; (iii) the board of directors of the Company determines in good faith, after having consulted with the Company’s outside legal counsel, that the failure to take such action would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations, (2) a provision (that the Company determines in good faith to be customary in scope) prohibiting the solicitation by such Person and its Affiliates and their respective Representatives of employees of any of the Acquired Corporations for a period of 275 days, subject to customary exceptions, and (3) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) prior to furnishing any material non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof) and (ii) provide Parent with copies of all documents and written communications (and written summaries of all material oral communications) received or transmitted by any Acquired Corporation or any Representative of any Acquired Corporation relating directly or

I-A-1

indirectly to such Acquisition Proposal or Acquisition Inquiry. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(d) The Company shall, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights, and (ii) will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent; provided, however, that the Company may release a Person from, or amend or waive any provision of, any such “standstill” agreement or provision if (1) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3, in Section 5.2 or in the Confidentiality Agreement, (2) the Company’s board of directors determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that the failure to release such Person from such agreement or provision, the failure to amend such agreement or the failure to waive such provision would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law, and (3) the Company provides Parent with written notice of the Company’s intent to take such action at least two business days before taking such action.

(f) Promptly after the date of this Agreement, the Company shall request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Corporations.

(g) The Company acknowledges and agrees that: (i) any action inconsistent with any provision set forth in this Section 4.3 or Section 5.2 that is taken by any officer, director or financial advisor of or to any of the Acquired Corporations, whether or not such officer, director or financial advisor is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company; and (ii) any action inconsistent in any material respect with any provision set forth in Section 4.3 or Section 5.2 that is taken by any other Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company.

I-A-2

ANNEX II-A

Triggering Event.  A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have made a Recommendation Change; (b) the board of directors of the Company or any committee thereof, or any Acquired Corporation or Representative of any Acquired Corporation, shall have taken, authorized or publicly proposed any of the actions referred to in Section 5.2(c) of the Agreement; (c) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (d) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (e) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that reaffirms unanimously the Company Board Recommendation within five business days after such Acquisition Proposal is publicly announced; (f) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached in any material respect, or taken any action inconsistent in any material respect with, any of the provisions set forth in Section 4.3 of the Agreement; or (g) the Company (i) releases any Person from, or amends or waives any provision of, any “standstill” agreement or provision, or (ii) delivers a notice to Parent pursuant to clause “(3)” of the proviso to Section 4.3(e) of the Agreement.

II-A-1

ANNEX I-B

4.3 No Solicitation.

(a) The Company shall not and shall ensure that the other Acquired Corporations do not, and the Company shall not permit any Person that is a Representative of any of the Acquired Corporations to, directly or indirectly: (i) solicit, initiate or knowingly encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL) or take any other action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public
information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; or (iv) resolve or publicly propose to take any of the actions referred to in clause “(i),” “(ii)” or “(iii)” of this sentence.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), prior to the adoption of this Agreement by the Requisite Stockholder Approval, the Company may furnish non-public information regarding the Acquired Corporations to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3, in Section 5.2 or in the Confidentiality Agreement; (ii) the board of directors of the Company determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Acquisition Proposal constitutes ~~or is reasonably likely to result in~~
, or could (after review by such Person of confidential information and after negotiations between such Person and the Company) reasonably be expected to lead to, a Superior Offer; (iii) the board of directors of the Company determines in good faith, after having consulted with the Company’s outside legal counsel, that the failure to take such action would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) ~~at least two business days~~ prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement ~~(which the Company will be permitted to negotiate with such Person during the two business-day notice period referred to in this clause “(ii)”)~~ containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations, (2) a provision (that the Company determines in good faith to be customary in scope) prohibiting the solicitation by such Person and its Affiliates and their respective Representatives of employees of any of the Acquired Corporations for a period of 275 days, subject to customary exceptions,
and
 (3) ~~a customary “standstill” provision (that does not contain any “sunset” or “fall-away” clause or any other clause or provision pursuant to which such “standstill” provision or any portion thereof may be suspended or may terminate prior to the expiration of its full term) prohibiting such Person and its Affiliates and their respective Representatives (to the extent such Representatives are acting on behalf of or at the direction of such Person or any of its Affiliates), for a period of 275 days, from acquiring voting securities of the Company, making Acquisition Proposals to or with respect to any Acquired Corporation, commencing a tender or exchange offer with respect to any voting securities of the Company, initiating or participating in a proxy contest or consent solicitation relating to the Company or assisting, proposing or knowingly facilitating any of the foregoing, and (4)~~ other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) ~~at least 24 hours~~ prior to furnishing any material
 non-public information to such

I-B-1

Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof) and (ii) provide Parent with copies of all documents and written communications (and written summaries of all material
oral communications) received
or transmitted
by any Acquired Corporation or any Representative of any Acquired Corporation ~~setting forth the terms and conditions of, or otherwise~~ relating directly or indirectly
 to~~,~~ such Acquisition Proposal or Acquisition Inquiry. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto~~, and shall promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or written communication (and a written summary of any oral communication) between (A) any Acquired Corporation or any Representative of any Acquired Corporation and (B) the Person that made or submitted such Acquisition Proposal or Acquisition Inquiry, or any Representative of such Person~~.

(d) The Company shall, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights~~(including the “standstill” provision contained in any confidentiality agreement entered into by the Company pursuant to clause “(iv)(B)” of Section 4.3(b))~~, and (ii) will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent; provided, however, that the Company may release a Person from, or amend or waive any provision of, any such “standstill” agreement or provision if (1) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3, in Section 5.2 or in the Confidentiality Agreement, (2) the Company’s board of directors determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that the failure to release such Person from such agreement or provision, the failure to amend such agreement or the failure to waive such provision would constitute a breach by the Company’s board of directors of its fiduciary obligations to the Company’s stockholders under applicable Delaware law, and (3) the Company provides Parent with written notice of the Company’s intent to take such action at least ~~four~~
two
 business days before taking such action.

(f) Promptly after the date of this Agreement, the Company shall request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Corporations.

I-B-2

(g) The Company acknowledges and agrees that: (i) any action inconsistent with any provision set forth in this Section 4.3 or Section 5.2 that is taken by any officer, director or financial advisor of or to any of the Acquired Corporations, whether or not such officer, director or financial advisor is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company; and (ii) any action inconsistent in any material respect with any provision set forth in Section 4.3 or Section 5.2 that is taken by any other
 Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company.

I-B-3

ANNEX II-B

Triggering Event.  A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have made a Recommendation Change; (b) the board of directors of the Company or any committee thereof, or any Acquired Corporation or Representative of any Acquired Corporation, shall have taken, authorized or publicly proposed any of the actions referred to in Section 5.2(c) of the Agreement; (c) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (d) ~~the board of directors of the Company shall have failed to reaffirm, unanimously (except for any vote that is not unanimous solely because a director is not present for the vote due to incapacity or because he is not reasonably available to attend a meeting) and publicly, the Company Board Recommendation within five business days after Parent requests that the Company Board Recommendation be reaffirmed publicly; (d)~~ a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer ~~and reaffirming the Company Board Recommendation;~~ (e) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that reaffirms unanimously the Company Board Recommendation within five business days after such Acquisition Proposal is publicly announced; (f) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached in any material respect,
or taken any action inconsistent
in any material respect
with, any of the provisions set forth in Section 4.3 of the Agreement; or (g) the Company (i) ~~fails to adopt the rights plan referred to in Section 4.2(e) of the Agreement, amends such rights plan, waives any provision of such rights plan or redeems any of the rights issued under such rights plan, (ii) delivers a notice to Parent pursuant to clause “(i)(C)” of the proviso to the second sentence of Section 4.2(e) of the Agreement, (iii)~~ releases any Person from, or amends or waives any provision of, any “standstill” agreement or provision ~~(including the “standstill” provision contained in any confidentiality agreement entered into pursuant to clause “(iv)(B)” of Section 4.3(b) of the Agreement), or (iv~~
, or (ii
) delivers a notice to Parent pursuant to clause “(3)” of the proviso to Section 4.3(e) of the Agreement.

II-B-1

ANNEX G

FORM OF AMENDMENT NO. 1 TO VOTING AND SUPPORT AGREEMENT AND
IRREVOCABLE PROXY

This AMENDMENT NO. 1 TO VOTING AND SUPPORT AGREEMENT AND IRREVOCABLE PROXY (this ‘‘Amendment to Support Agreement”), dated as of January 31, 2011, by and between Dell International L.L.C., a Delaware limited liability company (“Parent”), and           (“Stockholder”), amends (i) the Voting and Support Agreement, dated as of December 12, 2010, to which Parent and Stockholder are parties (the “Support Agreement”) and (ii) the Irrevocable Proxy delivered by Stockholder pursuant to the Support Agreement (the “Proxy”).

RECITALS

A. Whereas, Parent and Stockholder wish to amend the Support Agreement and the Proxy.

B. Whereas, Section 8.5 of the Support Agreement provides, among other things, that no addition to or modification of any provision of the Support Agreement shall be binding upon either party thereto unless made in writing and signed by both parties.

C. Whereas, Parent, Dell Trinity Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Compellent Technologies, Inc., a Delaware corporation (the “Company”), are amending the Agreement and Plan of Merger, dated as of December 12, 2010, to which they are parties (such amendment being referred to herein as “Amendment No. 1”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. For the avoidance of doubt (and without conceding or suggesting that an amendment to the Support Agreement or to the Proxy is needed to accomplish the purpose of this Amendment to Support Agreement), Stockholder hereby acknowledges and agrees that all references in the Support Agreement (including all exhibits thereto) and in the Proxy to the “Merger Agreement” are deemed references to the Agreement and Plan of Merger, dated as of December 12, 2010, by and among Parent, Merger Sub and the Company as the same may have been or may be amended, including pursuant to Amendment No. 1.

2. Unless the context otherwise requires, the term “Support Agreement” as used in the Support Agreement shall be deemed to refer to the Support Agreement as amended hereby.

3. This Amendment to Support Agreement shall be effective as of the date first written above, as if executed on such date. Except as amended hereby, the Support Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4. This Amendment to Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment to Support Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Amendment to Support Agreement.

5. This Amendment to Support Agreement shall be deemed to be a contract made under the laws of the State of Delaware and shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to Support Agreement to be duly executed as of the date first written above.

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

[NAME OF STOCKHOLDER]

By:
Name:
Title:

G-4